Exhibit (h-7)

AMENDMENT NO. 6 TO

SHAREHOLDER ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, Each of the investment companies listed in Schedule A hereto (each, a “Fund” and collectively, the “Funds”) and Fred Alger Management, Inc. entered into a Shareholder Administrative Services Agreement dated February 28, 2005, as amended June 30, 2007, May 18, 2010, December 29, 2010, August 1, 2016, and December 28, 2017 (the “Agreement”); and

WHEREAS, effective October 1, 2019, Fred Alger Management, Inc. converted from a New York corporation to a Delaware limited liability company and changed its name to “Fred Alger Management, LLC” (“Alger Management”); and

WHEREAS, the Funds and Alger Management desire to amend the Agreement to reflect the current share classes of each series (each, a “Portfolio” and collectively, the “Portfolios”) of the Funds;

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth in the Agreement, the parties agree as follows:

1. All references in the Agreement to “Fred Alger Management, Inc.” are hereby deleted and replaced with “Fred Alger Management, LLC”. None of the terms or provisions of the Agreement shall be affected by this change in legal entity.

2. Paragraph 3 of the Agreement is deleted in its entirety and replaced with the following: For the services provided by Alger Management under the Agreement, each Fund will pay Alger Management an asset based fee of 0.0165% (1.65 basis points) with respect to Class A, B, and C shares of its Portfolios, and 0.01% (1 basis point) with respect to Class I, R, I-2, P, P-2, S, Y, Z and Z-2 shares of its Portfolios, plus out-of-pocket expenses incurred by Alger Management in performing its responsibilities under the Agreement, within 10 days of the first day of each month.

3. Except as otherwise provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect. Capitalized terms herein that are not defined shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties by their duly authorized officers, have caused this Amendment to be executed as of September 29, 2020.

FRED ALGER MANAGEMENT, LLC

By:	/s/ Tina Payne
Name:	Tina Payne
Title:	SVP, CCO, General Counsel

ALGER GLOBAL FOCUS FUND

By:	/s/ Tina Payne
Name:	Tina Payne
Title:	Secretary

THE ALGER FUNDS

By:	/s/ Tina Payne
Name:	Tina Payne
Title:	Secretary

THE ALGER FUNDS II

By:	/s/ Tina Payne
Name:	Tina Payne
Title:	Secretary

THE ALGER INSTITUTIONAL FUNDS

By:	/s/ Tina Payne
Name:	Tina Payne
Title:	Secretary

THE ALGER PORTFOLIOS

By:	/s/ Tina Payne
Name:	Tina Payne
Title:	Secretary

EXHIBIT A

Alger Global Focus Fund

The Alger Funds

The Alger Funds II

The Alger Institutional Funds

The Alger Portfolios

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